UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

ALPHATEC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2051 Palomar Airport Road
Carlsbad, CA 92011
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2006 Alphatec Holdings, Inc. and its subsidiary Alphatec Spine, Inc. (collectively, the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with the Company's President and Chief Executive Officer, Ronald G. Hiscock.  The Agreement amends and restates the prior agreement that the Company had entered into with Mr. Hiscock on June 7, 2005, as amended July 7, 2005 and December 7, 2005.  Pursuant to the Agreement, Mr. Hiscock's new base salary is $500,000 per year and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 100% of his annual base salary for such year, with the payment of such bonus based on Mr. Hiscock’s achievement of quarterly and annual performance objectives established by the Company’s board of directors at the beginning of each fiscal year.  Mr. Hiscock is also entitled to receive a bonus of at least $500,000 upon a sale of the Company or substantially all of the Company's assets if the sale price is less than $300 million; if the sale price is $300 million, the amount of such bonus would be $1 million; and if the sale price is greater than $300 million, the amount of such bonus would be $1 million, plus one percent of the amount by which the sale price exceeds $300 million.  In the event that Mr. Hiscock's employment is terminated without cause, the Company is required to pay Mr. Hiscock two times his annual base salary in a lump sum.  If such termination without cause follows a change in control, the Company is required to pay Mr. Hiscock three times his annual base salary in a lump sum.  In addition to the salary payments set forth above, upon any termination without cause (i) Mr. Hiscock will immediately be paid a lump sum equal to 65% of his base salary; (ii) Mr. Hiscock will immediately be paid a lump sum equal to the prorated amount of any unpaid bonuses that were earned prior to his termination; and (iii) Mr. Hiscock will continue to receive his medical and dental benefits during the 24-month period following such termination (or 36-month period if such termination follows a change in control).  Pursuant to the Agreement, the Company sold Mr. Hiscock 428,400 restricted shares of common stock with respect to which the Company has lapsing repurchase rights.  The Agreement also provides for reimbursement of the one-time and periodic expenses.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement. A copy of the Agreement is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

10.1         Amended and Restated Employment Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and Ronald G. Hiscock, dated August 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
Dated: August 9, 2006

/s/ Stephen T.D. Dixon
Stephen T.D. Dixon
Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and Ronald G. Hiscock, dated August 4, 2006.